Exhibit 99.1

Omega Protein Announces Review of Strategic Alternatives

HOUSTON, September 25, 2015 -- Omega Protein Corporation (NYSE: OME), a nutritional product company and a leading integrated provider of specialty oils, essential fatty acids and specialty protein products, announced that its Board of Directors is in the process of a review of strategic alternatives to enhance shareholder value, including a possible share repurchase program, sale, merger, spin-off or other separation of a selected business or other form of business combination or strategic transaction. J.P. Morgan Securities, LLC is serving as financial advisor in connection with this review.

“We are confident in our strategic plan and are encouraged by the progress that we have made in expanding our nutritional proteins and oils platform beyond menhaden,” said Gary Goodwin, Chairman of the Board. “At the same time, the Board of Directors and management team is committed to acting in the best interests of all of our shareholders and are actively seeking additional means to enhance shareholder value.” We have determined that it is appropriate to conduct a strategic review with the assistance of our financial advisor that evaluates Omega Protein’s long-term business plan against a broad range of alternatives that may have the potential to enhance shareholder value.”

Omega Protein’s Board of Directors has set no timetable for the strategic review process. Further, the Board of Directors has not made a decision to pursue any particular transaction. There can be no assurance that the process described above will result in the consummation of any transaction or, if a transaction is undertaken, as to its terms, structure or timing. Omega Protein does not intend to disclose or comment on further developments regarding the review of strategic alternatives unless and until the Board of Directors approves a specific action or otherwise concludes its review.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils and essential fatty acids, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be based on projections, predictions and estimates. Some statements in this press release use words like “may,” “plan,” “possible,” “potential” or other similar expressions to identify forward-looking statements that represent our current judgment about possible future events. The forward-looking statements in this press release include the statements concerning confidence in the Company’s strategic plan and expansion in the Company’s nutritional proteins and oils platform. The forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (i) the uncertainty associated with being able to identify, evaluate and complete any strategic transaction; and (ii) the impact of the announcement of the Board’s review of strategic alternatives, as well as any strategic transaction that may be pursued, on Omega Protein’s business, including its financial and operating results, or its employees, suppliers and customers. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by applicable law, the Company expressly disclaims any obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

Contact:

Investor Relations

(713) 623-0060

hq@omegahouston.com